Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS STRONG SECOND QUARTER 2017 RESULTS, RAISES OUTLOOK

o	Total revenues increased 4% to $10.3 billion in the second quarter

o	Shareholders' net income for the second quarter was $813 million, or $3.15 per share

o	Adjusted income from operations[1] in the second quarter was $750 million, or $2.91 per share

o	Global medical customer base[2] is projected to grow in the range of 500,000 to 600,000 lives in 2017

o
Adjusted income from operations[1,3] is now projected to be in the range of $2.50 billion to $2.58 billion in 2017, or $9.75 to $10.05 per share[4], which represents per share growth of 20% to 24% over 2016

BLOOMFIELD, CT, August 4, 2017 – Cigna Corporation (NYSE: CI) today reported second quarter 2017 results with strong performance across the company's Global Health Care, Global Supplemental Benefits and Group Disability & Life segments.

"Our strong second quarter results and significant growth across our diversified portfolio of businesses demonstrate the focused execution of our strategy," said David M. Cordani, President and Chief Executive Officer.  "We continue to drive differentiated value for our customers, clients and partners, and innovate in a rapidly changing and dynamic environment."

Total revenues in the quarter were $10.3 billion, an increase of 4% over second quarter 2016, driven by continued growth in Cigna's targeted customer segments.

For the second quarter of 2017, shareholders' net income was $813 million, or $3.15 per share, compared with $510 million, or $1.97 per share, for the second quarter of 2016.

Cigna's adjusted income from operations1 for the second quarter of 2017 was $750 million, or $2.91 per share, compared with $515 million, or $1.98 per share, for the second quarter of 2016.  This reflects significantly increased earnings contributions from each of our business segments.

Reconciliations of shareholders' net income to adjusted income from operations1 are provided on the following page, and on Exhibit 2 of this earnings release.

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues5 to total revenues and adjusted income from operations1 to shareholders' net income:
Consolidated Financial Results (dollars in millions, customers in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017

Total Revenues	$10,318	$9,960	$10,385	$20,703
Net Realized Investment Gains	(51)	(67)	(46)	(97)
Consolidated Operating Revenues[5]	$10,267	$9,893	$10,339	$20,606

Consolidated Earnings, net of taxes
Shareholders' Net Income	$813	$510	$598	$1,411
Net Realized Investment Gains	(34)	(44)	(31)	(65)
Amortization of Other Acquired Intangible Assets	18	23	20	38
Special Items[1]	(47)	26	132	85
Adjusted Income from Operations[1]	$750	$515	$719	$1,469

Shareholders' Net Income, per share	$3.15	$1.97	$2.30	$5.45
Adjusted Income from Operations[1], per share	$2.91	$1.98	$2.77	$5.67

•
Second quarter 2017 shareholders' net income included a special item[1] benefit of $47 million after-tax, or $0.18 per share, associated with the terminated merger agreement with Anthem, compared with a special item[1] charge in second quarter 2016 of $26 million after-tax, or $0.10 per share, for merger-related transaction costs.   The second quarter 2017 special item benefit[1] was driven by a merger-related income tax benefit, net of transaction costs.

•	Cash and marketable investments at the parent company were $2.2 billion at June 30, 2017 and $2.8 billion at December 31, 2016.

•	Year to date, as of August 3, 2017, the Company repurchased 7.7 million shares of common stock for approximately $1.25 billion.

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017

Premiums and Fees	$7,179	$6,943	$7,339	$14,518
Adjusted Income from Operations[1]	$591	$486	$610	$1,201
Adjusted Margin, After-Tax[6]	7.3%	6.2%	7.4%	7.4%

	As of the Periods Ended
	June 30,		March 31,	December 31,
Customers:	2017	2016	2017	2016
Commercial	15,163	14,543	15,232	14,631
Government	491	598	502	566
Medical[2]	15,654	15,141	15,734	15,197

Behavioral Care[7]	26,014	25,312	26,006	25,790
Dental	15,760	14,880	15,788	14,981
Pharmacy	8,902	8,302	8,910	8,461
Medicare Part D	823	1,037	853	972

•	Global Health Care delivered strong results in the second quarter, reflecting consistent performance in well-positioned growth businesses.

•
Second quarter 2017 premiums and fees increased 3% relative to second quarter 2016, driven by customer growth and specialty contributions in our Commercial business, partially offset by enrollment reductions as expected in our Government business.

•	The medical customer base[2] at the end of the second quarter 2017 totaled 15.7 million, an increase of 457,000 customers year to date, driven by organic growth in all of our Commercial market segments.

•
Second quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect strong medical and specialty results, continued effective medical cost management, favorable prior year reserve development and operating expense discipline.

•
Adjusted income from operations[1] for second quarter 2017 and first quarter 2017 included favorable prior year reserve development on an after-tax basis of $36 million and $61 million, respectively.  Second quarter of 2016 did not have a meaningful amount of net prior year development.

•
The Total Commercial medical care ratio[8] ("MCR") of 78.7% for second quarter 2017 reflects strong performance and effective medical cost management, as well as favorable prior year development, and the impact of the health insurance tax moratorium.

•	The Total Government MCR[8] of 86.1% for second quarter 2017 reflects solid performance in our Medicare Advantage and Medicare Part D businesses.

•
The second quarter 2017 Global Health Care operating expense ratio[8] of 19.9% reflects the impact of the health insurance tax moratorium, business mix changes and continued effective expense management.

•	Global Health Care net medical costs payable[9] was approximately $2.59 billion at June 30, 2017 and $2.26 billion at December 31, 2016.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017

Premiums and Fees[10]	$914	$800	$869	$1,783
Adjusted Income from Operations[1]	$105	$83	$74	$179
Adjusted Margin, After-Tax[6]	11.0%	9.9%	8.1%	9.6%

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2017	2016	2017	2016

Policies[10]	13,058	11,965	12,611	12,151

•
Global Supplemental Benefits results continue to reflect the value created by affordable and personalized solutions delivered directly to individual consumers through a diversified set of distribution channels.

•	Second quarter 2017 premiums and fees[10] grew 14% over second quarter 2016, reflecting continued business growth.

•
Second quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect business growth, favorable claims experience, particularly in South Korea, and effective operating expense management.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017

Premiums and Fees	$1,022	$1,012	$1,031	$2,053
Adjusted Income (Loss) from Operations[1]	$83	$(12)	$68	$151
Adjusted Margin, After-Tax[6]	7.5%	(1.1%)	6.1%	6.8%

•	Group Disability and Life results reflect the value created for our customers and clients through differentiated solutions that enhance health, productivity and sense of security.

•	Second quarter 2017 premiums and fees are generally in-line with second quarter 2016.

•	Second quarter 2017 adjusted income from operations[1] and adjusted margin, after-tax[6] reflect further improvement in disability performance and continued stable life results.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2017	2016	2017	2017

Corporate & Other Operations	$(29)	$(42)	$(33)	$(62)

•	Second quarter 2017 adjusted loss from operations[1] improved relative to second quarter 2016 primarily due to favorability in corporate income taxes.

2017 OUTLOOK

Cigna's outlook for full year 2017 consolidated adjusted income from operations1,3 is in the range of $2.50 billion to $2.58 billion, or $9.75 to $10.05 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment.4

(dollars in millions, except where noted and per share amounts)	Projection for Full-Year Ending
December 31, 2017

Adjusted Income (Loss) from Operations[1,3]
Global Health Care	$2,100 to 2,140
Global Supplemental Benefits	$310 to 330
Group Disability and Life	$260 to 280
Ongoing Businesses	$2,670 to 2,750

Corporate & Other Operations	$(170)
Consolidated Adjusted Income from Operations[1,3]	$2,500 to 2,580

Consolidated Adjusted Income from Operations, per share[1,3,4]	$9.75 to 10.05

2017 Operating Metrics and Ratios Outlook
Total Revenue Growth	3% to 4%

Full Year Total Commercial Medical Care Ratio[8]	80.5% to 81.5%
Full Year Total Government Medical Care Ratio[8]	84.5% to 85.5%
Full Year Global Health Care Operating Expense Ratio[8]	20.5% to 21.5%
Global Medical Customer Growth[2]	500,000 to 600,000 customers

The foregoing statements represent the Company's current estimates of Cigna's 2017 consolidated and segment adjusted income from operations1,3 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  Management will be hosting a conference call to review second quarter 2017 results and discuss full year 2017 outlook beginning today at 8:00 a.m. EDT.  A link to the conference call is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page.

The call-in numbers for the conference call are as follows:

Live Call
(888) 324-8113 (Domestic)
(517) 308-9070 (International)
Passcode: 8042017

Replay
(800) 839-1117 (Domestic)
(203) 369-3355 (International)

 It is strongly suggested you dial in to the conference call by 7:45 a.m. EDT.

Notes:

1.
Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items.  Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.
Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

3.
Management is not able to provide a reconciliation to shareholders' net income (loss) on a forward-looking basis because we are unable to predict, without unreasonable effort, certain components thereof including (i) future net realized investment results and (ii) future special items.  These items are inherently uncertain and depend on various factors, many of which are beyond our control. As such, any associated estimate and its impact on shareholders' net income could vary materially.

4.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

5.
The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues."  We define consolidated operating revenues as total revenues excluding realized investment results.  We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment.  As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business.  See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

6.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

7.	Prior period behavioral care customers have been revised to conform to current presentation.

8.	Operating ratios are defined as follows:
•
Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.

•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care operating expense ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

9.
Global Health Care medical costs payable are presented net of reinsurance and other recoverables.  The gross Global Health Care medical costs payable balance was $2.85 billion as of June 30, 2017 and $2.53 billion as of December 31, 2016.

10.
Cigna owns a 50% noncontrolling interest in its China joint venture.  Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP.  As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties. These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2017, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2016; projected growth beyond 2017; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients; future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years;  and other statements regarding Cigna's future beliefs, expectations, plans, intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.
Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations or changes in existing laws or regulations; the outcome of litigation, regulatory audits, investigations, actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; unfavorable industry, economic or political conditions including foreign currency movements; acts of war, terrorism, natural disasters or pandemics; uncertainty as to the outcome of the litigation between Cigna and Anthem, Inc. with respect to the termination of the merger agreement, the reverse termination fee and/or contract and non-contract damages for claims each party has filed against the other, including the risk that a court  finds that Cigna has not complied with its obligations under the merger agreement, is not entitled to receive the reverse termination fee or is liable for breach of the merger agreement; as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Exhibit 1

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

REVENUES

Premiums	$8,010	$7,654	$16,113	$15,400
Fees	1,124	1,127	2,280	2,260
Net investment income	308	294	611	566
Mail order pharmacy revenues	757	748	1,467	1,445
Other revenues	68	70	135	138
Consolidated operating revenues	10,267	9,893	20,606	19,809
Net realized investment gains (losses)	51	67	97	35

Total revenues	$10,318	$9,960	$20,703	$19,844

SHAREHOLDERS' NET INCOME (LOSS)

Shareholders' net income	$813	$510	$1,411	$1,029
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(34)	(44)	(65)	(23)
Amortization of other acquired intangible assets, net	18	23	38	48
Special items	(47)	26	85	62
Adjusted income from operations (1)	$750	$515	$1,469	$1,116

Adjusted income (loss) from operations by segment
Global Health Care	$591	$486	$1,201	$1,030
Global Supplemental Benefits	105	83	179	150
Group Disability and Life	83	(12)	151	3
Ongoing Operations	779	557	1,531	1,183
Corporate and Other	(29)	(42)	(62)	(67)
Total adjusted income from operations	$750	$515	$1,469	$1,116

DILUTED EARNINGS PER SHARE

Shareholders' net income	$3.15	$1.97	$5.45	$3.97
After-tax adjustments to reconcile to adjusted income from operations:
Realized investment (gains) losses	(0.13)	(0.18)	(0.25)	(0.09)
Amortization of other acquired intangible assets, net	0.07	0.09	0.15	0.18
Special items	(0.18)	0.10	0.32	0.24
Adjusted income from operations (1)	$2.91	$1.98	$5.67	$4.30
Weighted average shares (in thousands)	258,061	259,500	258,913	259,473
Common shares outstanding (in thousands)			252,859	256,558

SHAREHOLDERS' EQUITY at June 30,			$14,546	$13,356

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$57.53	$52.06

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

 Exhibit 2

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME (LOSS) FROM OPERATIONS

(Dollars in millions, except per share amounts)
	Diluted Earnings Per Share			Consolidated			Global Health Care
Three Months Ended,	2Q17	2Q16	1Q17	2Q17	2Q16	1Q17	2Q17	2Q16	1Q17

Shareholders' net income (loss)	$3.15	$1.97	$2.30	$813	$510	$598	$599	$487	$544
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.13)	(0.18)	(0.12)	(34)	(44)	(31)	(22)	(19)	(16)
Amortization of other acquired intangible assets, net	0.07	0.09	0.08	18	23	20	14	18	14
Special items:
Long-term care guaranty fund assessment	-	-	0.32	-	-	83	-	-	68
Merger-related transaction costs (1)	(0.18)	0.10	0.19	(47)	26	49	-	-	-
Adjusted income (loss) from operations	$2.91	$1.98	$2.77	$750	$515	$719	$591	$486	$610
Weighted average shares (in thousands)	258,061	259,500	259,774

Special items, pre-tax:
Long-term care guaranty fund assessment				$-	$-	$129	$-	$-	$106
Merger-related transaction costs (1)				16	34	63	-	-	-
Total				$16	$34	$192	$-	$-	$106

(Dollars in millions, except per share amounts)
Six Months Ended June 30,	Diluted Earnings Per Share			Consolidated			Global Health Care
	2017		2016	2017		2016	2017		2016
Shareholders' net income (loss)	$5.45		$3.97	$1,411		$1,029	$1,143		$1,001
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(0.25)		(0.09)	(65)		(23)	(38)		(7)
Amortization of other acquired intangible assets, net	0.15		0.18	38		48	28		36
Special items:
Long-term care guaranty fund assessment	0.32		-	83		-	68		-
Merger-related transaction costs (1)	-		0.24	2		62	-		-
Adjusted income (loss) from operations	$5.67		$4.30	$1,469		$1,116	$1,201		$1,030
Weighted average shares (in thousands)	258,913		259,473
Common shares outstanding as of June 30, (in thousands)	252,859		256,558

Special items, pre-tax:
Long-term care guaranty fund assessment				$129		$-	$106		$-
Merger-related transaction costs (1)				79		74	-		-
Total				$208		$74	$106		$-

CIGNA CORPORATION
RECONCILIATION OF SHAREHOLDERS' NET INCOME (LOSS) TO ADJUSTED INCOME (LOSS) FROM OPERATIONS

(Dollars in millions, except per share amounts)

	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
Three Months Ended,	2Q17	2Q16	1Q17	2Q17	2Q16	1Q17	2Q17	2Q16	1Q17

Shareholders' net income (loss)	$101	$78	$77	$97	$3	$59	$16	$(58)	$(82)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	-	-	(9)	(14)	(15)	(6)	2	(10)	-
Amortization of other acquired intangible assets, net	4	5	6	-	-	-	-	-	-
Special items:
Long-term care guaranty fund assessment	-	-	-	-	-	15	-	-	-
Merger-related transaction costs (1)	-	-	-	-	-	-	(47)	26	49
Adjusted income (loss) from operations	$105	$83	$74	$83	$(12)	$68	$(29)	$(42)	$(33)
Weighted average shares (in thousands)

Special items, pre-tax:
Long-term care guaranty fund assessment	$-	$-	$-	$-	$-	$23	$-	$-	$-
Merger-related transaction costs (1)	-	-	-	-	-	-	16	34	63
Total	$-	$-	$-	$-	$-	$23	$16	$34	$63

(Dollars in millions, except per share amounts)
Six Months Ended June 30,	Global Supplemental Benefits			Group Disability and Life			Corporate and Other
	2017		2016	2017		2016	2017		2016
Shareholders' net income (loss)	$178		$137	$156		$16	$(66)		$(125)
After-tax adjustments to reconcile to adjusted income (loss) from operations:
Realized investment (gains) losses	(9)		1	(20)		(13)	2		(4)
Amortization of other acquired intangible assets, net	10		12	-		-	-		-
Special items:
Long-term care guaranty fund assessment	-		-	15		-	-		-
Merger-related transaction costs (1)	-		-	-		-	2		62
Adjusted income (loss) from operations	$179		$150	$151		$3	$(62)		$(67)
Weighted average shares (in thousands)
Common shares outstanding as of June 30, (in thousands)

Special items, pre-tax:
Long-term care guaranty fund assessment	$-		$-	$23		$-	$-		$-
Merger-related transaction costs (1)	-		-	-		-	79		74
Total	$-		$-	$23		$-	$79		$74

(1) For additional information related to a one-time tax benefit of approximately $60 million recorded in the second quarter of 2017, please refer to Note 3 to the Consolidated Financial Statements in Cigna's Form 10-Q for the period ended June 30, 2017 expected to be filed on August 4, 2017.